Unknown;Turmail, Linda A. (Boston);

                                SUB-ITEM 77Q1(A)


Amended and Restated By-Laws and Revised Appendix A to the By-Laws

Master Amended and Restated By-Laws for MFS Series Trust X, dated January 1, 2002 as revised through May 2, 2016 and Appendix A thereto, as revised through May 2, 2016 is contained in Post-Effective Amendment No. 60 to the Registration Statement of MFS Series Trust III (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on May 26, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

Amendments to the Declaration of Trust

Amendments, each dated May 2, 2016, to the Amended and Restated Declaration of Trust of MFS Series Trust X, dated December 16, 2004, are contained in Post-Effective Amendment No. 118 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on May 26, 2016, under Rule 485 under the Securities Act of 1933. Such document s are incorporated herein by reference.

An Amendment, dated April 8, 2016, to the Amended and Restated Declaration of Trust of MFS Series Trust X, dated December 16, 2004, is contained in Post-Effective Amendment No. 118 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on May 26, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.